UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 29, 2023

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54208	90-0967447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2390 East Orangewood Avenue, Suite 500

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 462-4880

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President

On December 29, 2023, Brady Granier submitted his letter of resignation as President of BioCorRx Inc. (the “Company”) and Chief Executive Officer of BioCorRx Pharmaceuticals, a subsidiary of the Company, effective January 31, 2024 (the “Granier Resignation”). Mr. Granier will continue to serve as a member of the Company’s board of directors (the “Board”). Mr. Granier's resignation did not arise as a result of any disagreement with the Company nor BioCorRx Pharmaceuticals.

Appointment of New President

On January 5, 2024, in light of the Granier Resignation, the Board appointed Louis Lucido as Interim President of the Company, effective immediately through January 31, 2024, and transitioning to President on February 1, 2024 (the “Lucido Appointment”). Mr. Lucido will remain a member of the Board. In connection with the Lucido Appointment, the Company entered into an Executive Service Agreement with Mr. Lucido dated January 5, 2024, (the "Lucido Agreement”).

Pursuant to the Lucido Agreement, the Company will compensate Mr. Lucido an annual compensation rate of $200,000 to be paid in equity in monthly installments based on the number of shares equivalent to $16,666.66 as determined by the average closing price on the three trading days immediately preceding the last day of such month. Mr. Lucido’s salary may be adjusted from time to time by action of the Board. He will also be eligible to participate in the Company’s Executive Management Bonus Plan.

Mr. Lucido, 75, was formerly the Senior Advisor and Chief Operating Officer of DoubleLine Group, LP. He was one of the five founding partners of DoubleLine in December of 2009. He was previously at TCW as a Group Managing Director. Prior to joining TCW in 2001, Mr. Lucido was the Chief Investment Officer for Delphi Financial Group (“DFG”) and on several subsidiary Boards. Before DFG, he was the Chief Operating Officer, MD, and Secretary for Hyperion Capital Management & was also a member of the Resolution Trust Advisory Committee. From 2013-2018, he served as a member of the Board of Directors of CASA of Los Angeles and Chair. Current member of the board for National CASA since 2018. Formerly served on the Boards of Junior Achievement, Southern California, 826LA, and the Lupus Research Alliance (formerly the Alliance for Lupus Research). Mr. Lucido received his MBA in Management and Finance from New York University and was a member of the Dean’s Advisory Board of the N.Y.U. Stern School of Business.

Mr. Lucido has been a Director of BioCorRx Inc. since March 1, 2019.

Family Relationships

Mr. Lucido does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Lucido reportable under Item 404(a) of Regulation S-K other than those previously disclosed in the Company’s annual reports on Form 10-K and current reports on Form 8-K.

The foregoing contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Lucido Agreement, and such description is qualified in its entirety by reference to the full text of the Lucido Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

10.1	Executive Service Agreement with Louis Lucido, dated January 5, 2024

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BioCorRx Inc.

Date: January 5, 2024	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Executive Officer

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